As filed with the Securities and Exchange Commission on January 26, 2017

Registration No. 333-209043

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S – 8

REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1933

ARC Group Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

001-33400	87-0454148
(Commission File Number)	(IRS Employer Identification Number)

ARC Group Worldwide, Inc. 2015 Employee Stock Purchase Plan

(Full title of the plan)

810 Flightline Blvd.

Deland, FL 32724

(Address of principal executive offices including zip code)

(303) 467-5236

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

POST EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY STATEMENT

ARC Group Worldwide, Inc., a Utah corporation (the “Registrant”) originally filed Registration Statement No. 333-209043 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on January 20, 2016 with respect to the ARC Group Worldwide, Inc. 2015 Employee Stock Purchase Plan (the “Plan”). The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”) is to inform the shareholders and eligible employees of the Registrant that the Compensation Committee of the Board of Directors, duly appointed by the Board of Directors to administer the Plan, have taken action by written consent as of January 23, 2017, to approve and authorize the First Amendment to the Plan, attached hereto as Exhibit 99.1, pursuant to which the maximum compensation contribution percentage for participant in the Plan will be increased from 5% to 10% effective February 1, 2017.

Except as set forth herein, the contents of the Registration Statement are incorporated herein by reference into this Post-Effective Amendment No. 1.

The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

Exhibit No.	Description of Exhibit
5.1

Opinion of Jones Waldo Holbrook & McDonough, PC (previously filed as Exhibit 5.1 to Registration Statement on Form S-8 (File No. 333-209043) filed January 20, 2016, and incorporated herein by reference).

23.1

Consent of Jones Waldo Holbrook & McDonough, PC (previously filed as Exhibit 23.1 to Registration Statement on Form S-8 (File No. 333-209043) filed January 20, 2016, and incorporated herein by reference).

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.3	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm
99.1	First Amendment to ARC Group Worldwide, Inc. 2015 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of January 2017.

ARC Group Worldwide, Inc.

Date: January 26, 2017	By:	/s/ Jason T. Young
Jason T. Young, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of ARC Group Worldwide, Inc., Inc. hereby severally constitute and appoint Jason T. Young and Drew M. Kelley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally do all such things in our name and on our behalf in our capacities as officers and directors to enable ARC Group Worldwide, Inc., Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signatures

January 26, 2017	/s/ Jason T. Young
Jason T. Young, Chief Executive Officer (Principal Executive Officer)

January 26, 2017	/s/ Drew M. Kelley
Drew M. Kelley, Chief Financial Officer (Principal Financial and Accounting Officer)

January 26, 2017	/s/ Alan G. Quasha
Alan G. Quasha, Chairman

January 26, 2017	/s/ Todd A. Grimm
Todd A. Grimm, Director

January 26, 2017	/s/ Gregory D. Wallis
Gregory D. Wallis, Director

January 26, 2017	/s/ Eddie W. Neely
Eddie W. Neely, Director